Exhibit 1.01

Amphenol Corporation

Conflict Minerals Report

For The Year Ended December 31, 2018

This report (this “Conflict Minerals Report”) for the year ended December 31, 2018 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to certain minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants, like Amphenol Corporation (together with its subsidiaries, the “Company”, “Amphenol” “us” or “we”), whose manufactured products contain certain minerals or their derivatives which are necessary to the functionality or production of their products. These minerals include cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG” or “conflict minerals”) for the purposes of this assessment. These reporting obligations apply to registrants regardless of the geographic origin of the 3TG and whether or not they fund armed conflict in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (together with the DRC, the “Covered Countries” or the “Conflict Region”).

This Conflict Minerals Report is not audited.

This Conflict Minerals Report has been prepared by management of the Company.  The information includes the activities of all majority-owned subsidiaries.

1. Company Overview

Amphenol is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors, interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable.  Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors.  Amphenol has a diversified presence as a leader in high growth markets including:  automotive, broadband communications, commercial aerospace, industrial, information technology and data communications, military, mobile devices and mobile networks.  Amphenol Corporation was incorporated in Delaware in 1986, but certain businesses now part of the Company have had operations since prior to 1900. Our principal executive offices are located at 358 Hall Avenue, Wallingford, Connecticut, 06492.

2.  Conflict Minerals Philosophy and Guidelines

Our initial conflict minerals policy was crafted in 2010. The key principles guiding the Company’s conflict minerals philosophy and the guidelines pursuant to which the Company’s current conflict minerals program was established are expressed in two documents as modified and updated from time-to-time: (i) the Product Stewardship Policy — Conflict Minerals; and (ii) The Amphenol Corporation Code of Business Conduct and Ethics.  Text from the relevant portions of these documents is set forth below:

(a)   Product Stewardship Policy — Conflict Minerals

PURPOSE

To outline Amphenol Corporation’s practices regarding the sourcing of Conflict Minerals as well as the verification of such practices.

SCOPE

This policy applies to all employees of Amphenol Corporation (“Amphenol” or the “Company”) and its subsidiaries and affiliates. Amphenol will, as far as it is reasonably practicable, ensure that the Company’s activities, and those of its suppliers and sub-contractors, will comply with this policy.

POLICY

Amphenol is committed to implementing programs and practices that promote environmental sustainability and social responsibility, while continually improving product quality and reliability. To that end, Amphenol is committed to ensuring its products are “DRC conflict-free”, that is, they do not contain metals derived from “conflict minerals”  -  columbite-tantalite (tantalum), cassiterite (tin), gold, wolframite (tungsten) - which directly or indirectly finance or benefit armed groups through mining or mineral trading in the Democratic Republic of the Congo (DRC) or an adjoining country.

In carrying out this policy, Amphenol will implement programs and practices that, wherever practicable:

•                  preclude the sourcing of conflict minerals from facilities in the DRC or adjoining countries that have not been certified as conflict-free

•                  ensure that its suppliers have procedures in place to demonstrate and verify continuing conformance to this principle

•                  audit its suppliers for the continued accuracy of those verifications

•                  maintain records of verifications for both internal and/or external audit

•                  assign internal roles and responsibilities and provide appropriate staff training to manage program

•                  communicate the Company’s efforts to stakeholders

All Amphenol managers, employees, partners and suppliers are expected to adhere to the spirit as well as the letter of this policy.

IMPLEMENTATION

The senior executive responsible for each local operating unit is ultimately responsible for stewardship of the products made there and shall:

•                  provide appropriate staffing and assign internal roles and responsibilities to manage the Product Stewardship — Conflict Minerals Program

•                  maintain an awareness of and familiarity with regional, national and multi-national (e.g., European Union) statutes, regulations, directives and criteria applicable to the operation

•                  develop and implement programs and procedures necessary to carry out this policy, addressing existing and new product lines

•                  provide training to all affected employees of the requirements of this policy and the implementation of its programs and procedures. In particular, those personnel who interface with Amphenol’s customers (e.g., sales and marketing, product designers, quality assurance staff) should be familiar with all material aspects of this program

•                  maintain an adequate, verifiable database, consistent with the products being manufactured at a local operating unit, to facilitate transfer of information to customers and other stakeholders

The Company reserves the right to unilaterally terminate, suspend or amend this policy at any time.

(b)   Section 12 of the Amphenol Corporation Code of Business Conduct and Ethics reads as follows:

CONFLICT MINERALS

The ores from which gold, tantalum, tin and tungsten are derived, that come from the Democratic Republic of the Congo and adjoining nearby countries (including Angola, Burundi, Central African Republic, The Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia), which support the on-going conflicts in that region, are referred to herein as Conflict Minerals. It is believed that the proceeds of mining Conflict Minerals may contribute to armed conflict and human rights abuses. In support of initiatives to cut financing for this armed conflict and human rights abuses and in compliance with the regulations applicable to publicly traded companies, Amphenol has implemented programs and practices that are intended to:

•                  Confirm with reasonable certainty that the gold, tantalum, tin and tungsten purchased from suppliers and used in its products are not derived from Conflict Minerals

•                  Maintain, as necessary and appropriate, records of supplier verifications for both internal and/or external audit

•                  Assign internal roles and responsibilities and provide appropriate staff training to manage these programs and practices

•                  Communicate the Company’s efforts, as necessary and appropriate, to stakeholders

3.  Commitment

We have developed a process and are implementing a strategy to support the objectives of the Rule and our policy.  Our commitment includes:

•                  Developing policies and processes toward precluding the use of 3TG necessary to the functionality or production of our product(s) that finance or benefit armed groups in the Conflict Region.

•                  Encouraging suppliers whose products contain 3TG to establish policies, due diligence frameworks, and management systems consistent with the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk-Areas that are designed to accomplish these goals, and requiring their suppliers to do the same.

Amphenol believes in establishing and maintaining long-term relationships with suppliers whenever possible. However, if we determine that any supplier is, or a reasonable risk exists that such supplier may be, violating this policy, we will require the supplier to commit to, devise and undertake suitable corrective action to move to a conflict-free source. If suitable action is not taken, we will look to alternative sources for the product. Amphenol’s efforts are not to ban procurement of 3TG from the DRC and adjoining countries, but to assure 3TG procurement from responsible sources in the region. If we determine that any of the components of our products contain 3TG from a mine or facility in the Conflict Region that is not conflict-free, we will work towards transitioning to components and materials that are conflict-free.

In 2018, we began implementation of the Gensuite software to enhance our ability to capture and analyze relevant information regarding our supply chain.  We expect to complete the implementation Company-wide by the end of 2019.

4.  Supply Chain Overview

Amphenol has a complex, broad and dynamic supply chain.  In many cases, the presence of 3TG in our supply chain is obvious, particularly in the case of raw materials.  Nevertheless, we performed a comprehensive analysis of our product components and raw materials, and the role our suppliers serve in both our manufacturing and product delivery processes.  Through this analysis we determined that many contain 3TG, triggering obligations under the Rule.  We also determined that 3TG is a small portion of overall materials content.  We don’t source directly from mines, smelters or refiners.  Rather, in almost all cases we are many levels removed from the mines, smelters or refiners.

5. Reasonable Country of Origin Inquiry and Due Diligence

Subsequent to its supply chain overview, the Company sought to determine whether its necessary 3TG originated in the Covered Countries.  Amphenol’s primary methodology to achieve this objective is to rely upon our direct and sub-tier suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us.

We reached out to our suppliers that provide components or materials that are likely to contain 3TG.  Initially we conducted supplier training designed to educate certain key suppliers regarding the relevant, emerging SEC requirements and Amphenol’s expectations.  We launched our conflict minerals communication survey to key suppliers in 2012.  By 2014, our reasonable country of origin inquiry process had expanded such that we sought to reach all suppliers of components or materials containing 3TG in that year.  This extensive process continued through 2018.

We aim to further develop transparency into our supply chain through our supply chain reasonable country of origin inquiry and due diligence processes, driving accountability within the supply chain by leveraging our compliance program, and continuing our supplier outreach efforts.

6. Process

(a)   Design of Our Conflict Minerals Program and Description of the Investigative Process

Our conflict minerals compliance program together with our related investigative processes and efforts have been developed in conjunction with reference to the 3rd edition of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”) and the related supplements for gold and for tin, tantalum and tungsten.

Our conflict minerals compliance process included: the development of a Conflict Minerals Policy, establishment of governance structures with cross functional team members and senior executives, communication to, and engagement of, suppliers, due diligence compliance process and measurement, record keeping and escalation procedures.  The measures discussed below are not all of the measures we took in furtherance of our conflict minerals compliance program or pursuant to the Rule and the OECD Guidance.  In addition, some of the measures discussed below are not expressly provided for in the OECD Guidance.

(b)   Internal Team

Amphenol has established a management system for complying with the Rule and implementing our compliance program. This management system operates within the Company’s Corporate Sustainability Group and is currently led by our Director of Environmental, Health, Safety & Sustainability (EHSS) and includes a team of subject matter experts from relevant functions such as, legal, purchasing, quality assurance, corporate sustainability programs, manufacturing and environmental health and safety. The Director of Corporate EHSS acts as the conflict minerals program manager. Senior management is briefed about the process and results on a regular basis.

(c)   Management Systems and Policies

As described above, Amphenol has included a provision in the Amphenol Corporation Code of Business Conduct and Ethics regarding Conflict Minerals.  This provision is cited above and is also posted on our website at:

www.amphenol.com, and can be found by clicking on “Investors”, “Corporate Governance”, “Governance Documents” and then “Code of Business Conduct and Ethics” and at https://s22.q4cdn.com/733286966/files/doc_downloads/governance_documents/conduct.pdf.  The Product Stewardship Policy —Conflict Minerals also governs our conflict minerals approach.  The information contained on our website is not incorporated by reference into this Conflict Minerals Report or our Form SD and should not be considered part of this Conflict Minerals Report or the Form SD.

(d)   Reasonable Country of Origin Inquiry

Amphenol has a decentralized management structure designed to encourage local accountability and responsibility for management responsibilities.  Pursuant to this structure, each local operating unit reports into a group management structure particular to a certain product line or market focus.  In 2018, there were seven such operating groups, each led by a Group General Manager who reports to our Chief Executive Officer.

Each individual operating unit in the Company evaluated its product lines to determine whether it manufactured or contracted to manufacture products for which 3TG are necessary to functionality or production.  Then, with respect to the related procurement of materials or components containing 3TG, each individual operating unit conducted its own reasonable country of origin inquiry

(“RCOI”).  Thus, each operating unit identified its suppliers, narrowed the group of relevant suppliers to those providing materials or supplies that could potentially contain 3TG, and then interfaced with those suppliers to conduct a RCOI.  To assist with completion of this task, management and key product stewardship personnel of each of these groups were given RCOI materials prepared with reference to the OECD Guidance and we held internal training sessions delivered by the internal team regarding our RCOI process.

The operating units conducted outreach, training, and an extensive surveying project of our supply chain utilizing the Conflict Minerals Reporting Template (CMRT).  Each operating unit reported the results of its surveying project to group management.  Group management then provided certificates to Amphenol headquarters with the results of their inquiries.

The supplier responses to our RCOI have been electronically archived.  The operating units collectively identified  26,168 vendor identification codes, some of which are likely duplicative given the Company’s decentralized management structure. Of these, they determined  5,501 to potentially be within the scope of our RCOI. Of these  5,501 suppliers potentially within the scope of the RCOI, the Company sent  5,539 requests for information and received  4,929 responses to our requests for information. Each local operating unit relied on these supplier’s responses to provide us with information about the source of 3TG contained in the components supplied to us. Many of our direct suppliers are similarly reliant upon information provided by their suppliers.

(e)   Escalation Procedure

Our operating units have procedures to follow-up to identify and escalate any identified issues associated with non-responsiveness or problematic responses to our RCOI.

(f)   Maintain Records

Amphenol has established our compliance process and set forth documentation and record maintenance mechanisms to ensure the retaining of relevant documentation in an electronic database.

(g)   Due Diligence

Amphenol’s due diligence efforts are not conducted at the operating unit level, but rather are conducted by headquarters representatives.

7.  Results of RCOI and Due Diligence

Feedback from the processes described herein has allowed us to render the conclusions in this Conflict Minerals Report.

Through its good faith RCOI, and subsequent due diligence efforts, Amphenol has no reason to believe any of the 3TG necessary to the functionality or production of its products is financing or benefiting armed conflict in the DRC or its adjoining countries, but is not able to conclude with certainty that all of the products we sell that contain 3TG are conflict-free.  We have reached this conclusion because we have been unable to determine the origin of at least a portion of the 3TG used in some of our products.  Based on data gathered by our RCOI, certain information about smelters/refiners and countries of origin in our supply chain is listed in Annexes I and II.

In the course of our RCOI and related due diligence, Amphenol has determined that certain elements of our supply chain originate in the Conflict Region.  These findings were escalated in compliance with our due diligence escalation procedure.  Through this process we learned that a portion of our feedstock and component materials contained gold, tantalum or tin which originated from the Conflict Region.  Through diligence and further inquiry, we concluded that KEMET, Malaysia Smelting Corporation and Thaisarco have been audited and conform to the Responsible Minerals Initiative’s Responsible Minerals Assurance Process (RMAP). African Gold Refinery, Fidelity Printers and Refiners, and Sudan Gold Refinery are eligible gold refiners engaged in the RMAP, but have not yet been audited.  Universal Precious Metals Refining Zambia is also an eligible gold refiner, but is not actively participating in the RMAP.

8. Due Diligence Risk Mitigation and Maturation

As we move towards enhancing our due diligence program, we intend to continue to mitigate possible risk that the necessary 3TG in our products could benefit armed groups in the Conflict Region.  In furtherance of this goal, the Company has continued to increase the resources committed to supply chain due diligence efforts.  We strive to enhance supplier communication, engage with certain suppliers to build supplier capability for conflict minerals supply chain traceability, and communicate training and escalation processes to improve due diligence data accuracy and completion.  To the extent we were to discover that any of our suppliers are sourcing from smelters or refiners that support conflict, Amphenol will work toward using alternate sources within a reasonable time frame.

9. Identify and Assess Risk in the Supply Chain

Because of our size, the breadth and complexity of the raw materials and components used in our products, and the constant evolution of our supply chain, identifying actors upstream from our direct suppliers is a challenge. The Company will continue to seek to identify cost effective methodologies and to monitor practices used by other companies and industry associations to enhance visibility to subsequent tiers of the supply chain.

10. Audit of Supply Chain Due Diligence

Amphenol does not have a direct relationship with 3TG smelters and refiners, nor do we perform direct audits of these entities that provide our supply chain the 3TG. However, we do utilize information made available by and rely upon industry efforts to influence smelters and refineries to become audited and compliant through the Responsible Minerals Initiative’s Responsible Minerals Assurance Process, of which Amphenol is a member company.

ANNEX I

Smelters or Refiners (SOR) in Amphenol Corporation’s Supply Chain as of December 31, 2018 based on our RCOI

The SORs represent validated facilities in which conflict minerals may be processed into 3TG necessary to the functionality or production of Amphenol products.

Metal	Smelter or Refiner Name	Smelter or Refiner Country Location
Gold	Advanced Chemical Company	United States
Gold	African Gold Refinery	Uganda
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asahi Refining Canada Limited	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders & Refiners	South Africa
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Phillipines
Gold	Bangalore Refinery	India
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Métaux SA	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Daejin Indus Co., Ltd.	South Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Do Sung Corporation	South Korea
Gold	DODUCO GmbH	Germany
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Elemetal Refining, LLC	United States
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Faggi Enrico S.p.A.	Italy
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	GCC Gujarat Gold Centre Pvt. Ltd.	India
Gold	Geib Refining Corporation	United States
Gold	Gold Refinery of Zijin Mining Group Co. Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hwasung CJ Co., Ltd.	South Korea

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia
Gold	JSC Uralelectromed	Russia
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co. Ltd.	South Korea
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L’ azurde Company For Jewelry	Saudi Arabia
Gold	L’Orfebre S.A.	Andorra
Gold	Lingbao Gold Company Limited	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	LS-NIKKO Copper Inc.	South Korea
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals	Brazil
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russia
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russia
Gold	OJSC Novosibirsk Refinery	Russia
Gold	PAMP SA	Switzerland
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA.	Chile
Gold	Prioksky Plant of Non-Ferrous Metals	Russia
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox SA	Switzerland

Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Remondis PMR B.V. (name change 2018)	Netherlands
Gold	Republic Metals Corporation	United States
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States
Gold	Sai Refining	India
Gold	SAFINA A.S.	Czech Republic
Gold	Samduck Precious Metals	South Korea
Gold	SAMWON Metals Corp.	South Korea
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	South Korea
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Tony Goetz NV	Belgium
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	South Korea
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	Asaka Riken Co., Ltd	Japan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	D Block Metals, LLC	United States
Tantalum	Duoluoshan	China
Tantalum	E.S.R. Electronics	United States
Tantalum	Exotech Inc.	United States

Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang Janny New Material Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	KEMET Blue Powder	United States
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	Power Resources Ltd	Macedonia
Tantalum	QuantumClean	United States
Tantalum	Resind Indústria e Comércio Ltda.	Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russia
Tantalum	Taki Chemicals	Japan
Tantalum	Telex Metals	United States
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tin	Alpha	United States
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	China Tin Group Co., Ltd.	China
Tin	CV Ayi Jaya	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	Fenix Metals	Poland

Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guangdong Hanhe Non-ferrous Metal Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	Huichang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology	China
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S/A	Brazil
Tin	Metallic Resources, Inc.	United States
Tin	Metallo Belgium N.V.	Belgium
Tin	Metallo Spain S.L.U.	Spain
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Phillipines
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PY Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia

Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Vietnam
Tin	Thaisarco	Thailand
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Group Company Limited	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Ci., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	H.C. Starck Tungsten GmnH	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd	China
Tungsten	Hydrometallurg, JSC	Russia
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Masan Tungsten Chemical LLC (MTC)	Vietnam
Tungsten	Moliren Ltd	Russia
Tungsten	Niagara Refining LLC	United States

Tungsten	Philippine Chuangin Industrial Co., Inc.	Phillipines
Tungsten	Southeast Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Unecha Refractory Metals Plant	Russia
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Woltech Korea Co., Ltd.	South Korea
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

ANNEX II

Countries of Origin for Conflict Minerals Related to SORs Listed in Annex I

Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Czech Republic, Estonia, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan, Macedonia, Malaysia, Mexico, Netherlands, New Zealand, Peru, Philippines, Poland, Republic of Korea, Russian Federation, Saudi Arabia, Singapore, South Africa, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, Uganda, United Arab Emirates, United States of America, Uzbekistan, Vietnam, Zambia and Zimbabwe.